Exhibit 99.1

PC Mall Changes its Corporate Name to PCM, Inc. and Ticker Symbol to PCMI

EL SEGUNDO, CA — January 2, 2013 — PCM, Inc. (NASDAQ: PCMI)(formerly PC Mall, Inc. (NASDAQ:MALL)) announced today that effective December 31, 2012, we have changed our legal corporate name to PCM, Inc. from PC Mall, Inc.  In connection with the rebranding, effective January 2, 2013, our Common Stock commenced trading on NASDAQ under the ticker PCMI and no longer trades under the prior ticker of MALL.

In addition, effective December 31, 2012, we have combined our primary commercial subsidiaries PC Mall Sales, Inc., Sarcom, Inc. and PC Mall Services, Inc. into a single subsidiary. The combined subsidiary will operate under the unified commercial brand PCM and will generally include our SMB, MME and portions of our Corporate & Other segments.  Additionally, in connection with the rebranding, effective December 31, 2012, our PC Mall Gov, Inc. subsidiary changed its name to PCMG, Inc. and will operate under the PCM-G brand.

Commenting on the changes, Frank Khulusi, PCM’s Chairman and Chief Executive Officer, said “Over the past several years, our company has grown into an approximately $1.5 billion enterprise in part through our acquisition and internal cultivation of different brands. We have historically differentiated those brands primarily based on the identity of the customers they serve. After careful examination of the trends taking shape in the markets we serve, we determined that going forward, our commercial customers can benefit from a more unified and streamlined brand strategy. Accordingly, we have consolidated our commercial brands and realigned our customer segments in an effort to realize significant growth and to achieve a more efficient cost structure. We are very excited about this evolution as we believe it will lead to an improved customer experience, operational synergies and benefits to all of our stakeholders, leveraging a brand that better represents the technology solutions provider we have become.”

About PCM, Inc.

PCM, Inc., through its wholly-owned subsidiaries, is a leading technology solutions provider to small and medium sized businesses, mid-market and enterprise customers, government and educational institutions and individual consumers.  Effective after close of business on December 31, 2012, the company changed the corporate name from PC Mall, Inc. to PCM, Inc. and combined its primary commercial subsidiaries PC Mall Sales, Inc., Sarcom, Inc. and PC Mall Services, Inc. into a single subsidiary. The combined subsidiary will operate under the unified commercial brand PCM and will generally include our SMB, MME and portions of our Corporate & Other segments. Additionally, in connection with the rebranding and effective December 31, 2012, our PC Mall Gov, Inc. subsidiary changed its name to PCMG, Inc. and will operate under the brand PCM-G. In the 12 months ended September 30, 2012, we generated approximately $1.5 billion in revenue and now have approximately 2,900 employees, over 68% of which are in sales or service positions. For more information please visit investor.pcm.com or call (310) 354-5600.

Contact:

Matt Selinger, Partner

Genesis Select Corporation

(303) 415-0200

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding our expectations, hopes or intentions regarding the future, including, but not limited to statements related to strategic developments such as statements related to our growth and operating efficiencies, an improved customer experience, operational synergies and other benefits to stakeholders, expected cost savings and overall cost structure, selective investments in our services capabilities, our positioning in the marketplace and for the future success of our business, our reorganization, brand strategy and related potential benefits, or other statements or expectations or goals for growth or profitability. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause our actual results to differ materially include without limitation risks and uncertainties related our advertising, marketing and promotional efforts, which may be costly and may not achieve desired results. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A, Part II of our Form 10-Q for the period ended September 30, 2012, on file with the Securities and Exchange Commission, and in our other reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.